Exhibit  2.4

                      AGREEMENT AND PLAN OF REORGANIZATION

     THIS AGREEMENT AND PLAN OF REORGANIZATION ("Agreement") is entered into as of this 10th day of November, 2000, by and among RF Technologies, Inc., a Colorado corporation d/b/a QuadraComm ("QuadraComm"), RFS Acquisition 1, Inc., a Florida corporation and a wholly-owned subsidiary of QuadraComm ("Sub"), RF Scientific, Inc., a Florida corporation ("RFS"), James Abbott, an individual and shareholder of RFS, and A.J. Miceli, an individual and shareholder of RFS (each a "Shareholder" collectively the "Shareholders"). QuadraComm, RFS and Shareholders are sometimes collectively referred to herein as the "Parties" and each individually as a "Party".

                                    RECITALS

     A. Shareholders are the owners of all of the issued and outstanding common stock of RFS, par value $1.00 ("RFS Common Stock"). RFS is engaged in the business of buying and selling pagers and cellular phones on a wholesale basis (the "Business").

     B. Upon the terms and subject to the conditions of this Agreement and in accordance with the Colorado Business Corporation Act (the "CBCA") and the Florida Business Corporation Act ("FBCA"), QuadraComm and RFS will enter into a business combination transaction pursuant to which RFS will merge with and into Sub (the "Merger");

     C. The Board of Directors of RFS (i) has determined that the Merger is advisable and fair to, and in the best interests of RFS and its stockholders and has adopted this Agreement, the Merger and the other transactions contemplated by this Agreement and (ii) has recommended the approval of this Agreement by the Shareholders.

     D. The respective Boards of Directors of QuadraComm and Sub have determined that the Merger is advisable and fair to, and in the best interests of, QuadraComm and Sub; and

     E. For United States federal income tax purposes, the Merger is intended to qualify as a reorganization within the meaning of Section 368 of the United States Internal Revenue Code of 1986, as amended (the "Code").

     INTENDING TO BE LEGALLY BOUND, and in consideration of the premises and the mutual representations, warranties, covenants and agreements contained herein, QuadraComm, Sub and RFS hereby agree as follows:

     NOW, THEREFORE, in consideration of the following agreements, covenants, representations, and warranties, the parties hereby agree as follows:

     1.     DEFINITIONS.
            -----------

"Affiliate" has the meaning set forth in Rule 12b-2 of the regulations promulgated under the Securities Exchange Act.

"Affiliated Group" means any affiliated group within the meaning of Code Sec. 1504(a).

"Basis" means any past or present fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction that forms or could form the basis for any specified consequence.

"COBRA" means the requirements of Part 6 of Subtitle B of Title I of ERISA and Code Sec. 4980B and of any similar state law.

"Employee Benefit Plan" means any "employee benefit plan" (as such term is defined in ERISA Sec. 3(3)) and any other [material] employee benefit plan, program or arrangement of any kind.

"Employee  Pension  Benefit  Plan" has the meaning set forth in ERISA Sec. 3(2).

"Employee  Welfare  Benefit Plan" has the meaning set forth in ERISA Sec. 3 (1).

"ERISA"  means  the Employee Retirement Income Security Act of 1974, as amended.

"ERISA Affiliate" means each entity which is treated as a single employer with RFS for purposes of Code Sec. 414.

"Fiduciary"  has  the  meaning  set  forth  in  ERISA  Sec.  3(21).

"Intellectual Property" means (a) all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents, patent applications, and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions, and reexaminations thereof, (b) all trademarks, service marks, trade dress, logos, trade names, and corporate names, together with all translations, adaptations, derivations, and combinations thereof and including all goodwill associated therewith, and all applications, registrations, and renewals in connection therewith, (c) all copyrightable works, all copyrights, and all applications, registrations, and renewals in connection therewith, (d) all mask works and all applications, registrations, and renewals in connection therewith, (e) all trade secrets and confidential business information (including ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information, and business and marketing' plans and proposals), (f) all computer software (including data and related documentation), (g) all other proprietary rights, and (h) all copies and tangible embodiments thereof (in whatever form or medium).

"Knowledge"  means  actual  knowledge  after  reasonable  investigation.

"Liability" means any liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), including any liability for Taxes.

"Ordinary Course of Business" means the ordinary course of business consistent with past custom and practice (including with respect to quantity and frequency).

"Person" means an individual, a partnership, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, or a governmental entity (or any department, agency, or political subdivision thereof).

"Security Interest" means any mortgage, pledge, lien, encumbrance, charge, or other security interest, other than (a) mechanic's, materialmen's, and similar liens, (b) liens for Taxes not yet due and payable, (c) purchase money liens and liens securing rental payments under capital lease arrangements, and (d) other liens arising in the Ordinary Course of Business and not incurred in connection with the borrowing of money.

"Tax" means any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Code Sec. 59A), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

"Tax Return" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

     2.   THE  MERGER.
          -----------

          2.1     Effective  Time  of  the  Merger. Subject to the provisions of
                  --------------------------------
this Agreement, RFS will be merged with and into Sub. An Agreement and Plan of Merger, and articles, certificates or other appropriate filing documents (the "Merger Documents") shall be duly prepared, executed and acknowledged by the parties and thereafter delivered to the Secretary of State of Florida, for filing, as provided in the FBCA as soon as practicable on or after the Closing Date (as defined in Section 2.2). The Merger shall become effective upon the filing of the Merger Documents with the Secretary of State of Florida or at such time thereafter as is provided in the Merger Documents (the "Effective Time").

          2.2     The  Closing.  The closing of the transactions contemplated by
                  ------------
this Agreement (the "Closing") shall take place at the offices of RFS in Orlando, Florida, commencing at 9:00 a.m. local time on the second business day following the satisfaction or waiver of all conditions to the obligations of the Parties to consummate the transactions contemplated hereby (other than conditions with respect to actions the respective Parties will take at the Closing itself) or such other date as QuadraComm and RFS may mutually determine

(the "Closing Date"); provided, however, that the Closing Date shall be no later than March 31, 2001.

          2.3     Effects of the Merger. At the Effective Time, (i) the separate
                  ---------------------
existence of RFS shall cease and RFS shall be merged with and into Sub (Sub after the Merger is sometimes referred to herein as the "Surviving Corporation"), (ii) the Articles of Incorporation of the Surviving Corporation shall be the Articles of Incorporation of Sub, (iii) the Bylaws of Surviving Corporation shall be the Bylaws of Sub, (iv) the directors of the Surviving
Corporation shall be the directors of RFS immediately prior to the Effective Time, (v) the officers of the Surviving Corporation shall be the officers of RFS immediately prior to the Effective Time, and (vi) the Merger shall, from and after the Effective Time, have all the effects provided by applicable law.

          2.4     Tax-Free  Reorganization.  The  Merger  is  intended  to  be a
                  ------------------------
reorganization within the meaning of Section 368 of the Code and this Agreement is intended to be a "plan of reorganization" within the meaning of the regulations promulgated under Section 368 of the Code. Each party hereto and its affiliates agree to treat the Merger as a reorganization within the meaning of
Section 368 of the Code, and this Agreement is intended to be a "plan of reorganization" within the meaning of the regulations promulgated under Section 368 of the Code, unless and until there is a determination, within the meaning of Section 1313 of the Code that such conclusions are wholly or partially incorrect.

          2.5     Effect  on  Capital Stock. As of the Effective Time, by virtue
                  -------------------------
of the Merger and without any action (except as provided in Section 4.8) on the part of the Shareholders:

               (a)     Capital  Stock  of Sub. All issued and outstanding shares
                       ----------------------
of capital stock of Sub shall continue to be issued and outstanding with the stock certificate of Sub evidencing ownership of such shares of capital stock of the Surviving Corporation.

               (b)     Escrow  and Disbursement of Sub Common Stock. At Closing,
                       --------------------------------------------
Sub shall place into escrow Five Hundred Thousand shares of Sub's Common Stock. Disbursements shall take place upon the following schedule:

     (i)   100,000  shares  shall  be  disbursed  thirty (30) days after closing

     (ii)  200,000  shares  shall  be  disbursed  sixty  (60) days after closing

     (iii) 200,000  shares  shall  be  disbursed  ninety (90) days after closing

The shares designated in this Section 2.5(b) shall be placed into escrow with Ogden Murphy Wallace, PLLC ("Escrow Agent"). Escrow Agent shall disburse the shares according to the schedule set out in this Section and according to the escrow instructions which are attached to this Agreement as Exhibit A. Disbursement shall be conditioned upon receipt of the payments set out in
Section 2.6, below, and the notice of payment set out in the escrow instructions.

               (c)     Conversion  of  RFS  Common Stock. At the Effective Time,
                       ---------------------------------
every share of issued and outstanding RFS Common Stock (other than dissenting shares as described in

Section 2.1.5) shall be converted, without any action on the part of the holders thereof, into the right to receive its pro rata share (the "Exchange Ratio") of Sub's common stock as set forth in Section 2.5(a), par value $.0001 per share, of QuadraComm (the "QuadraComm Common Stock") (the conversion of shares described above, together with the Purchase Price described in Section 2.6 below shall be collectively referred to herein as the "Merger Consideration"). From and after the Effective Time, subject to applicable provisions of FBCA, all such shares of RFS Common Stock shall no longer be outstanding and shall cease to exist, and each certificate (a "Certificate(s)") previously representing any such shares of RFS Common Stock shall represent only the right to receive (i) whole shares of QuadraComm Common Stock computed in accordance with Exchange Ratio.

               (d)     Cancellation  of  RFS Common Stock. At the Effective Time
                       ----------------------------------
all of the shares of RFS Common Stock, by virtue of the Merger and without any action on the part of the holders thereof, shall no longer be outstanding and shall be canceled and retired and shall cease to exist, and each holder of any Certificate or Certificates which immediately prior to the Effective Time represented outstanding shares of RFS Common Stock shall thereafter cease to have any rights with resect to such shares, except the right of such holders to receive, without interest, the Merger Consideration upon the surrender of such Certificate in accordance with Section 2.5(b) hereof or the dissenters' rights described in Section 2.5(e) below, if applicable.

               (e)     Dissenters'  Rights.  If  holders of RFS Common Stock are
                       -------------------
entitled to dissent from the Agreement and Merger and demand payment of fair market value of their shares under the FBCA, any issued and outstanding shares of RFS Common Stock held by a dissenting holder shall not be converted as described in this Section 2.5 but from and after the Effective Time shall represent only the right to receive such consideration as may be determined to be due to such dissenting holder pursuant to the FBCA; provided, however, that each share of RFS Common Stock outstanding immediately prior to the Effective
Time and held by a dissenting holder who shall, after the Effective Time, withdraw his demand for appraisal with consent of QuadraComm or lose his right of appraisal shall have only the right to receive the Merger Consideration for such shares in accordance with Section 2.5 of this Agreement.

          2.6     Purchase  Price.  As  additional consideration for the Merger,
                  ---------------
QuadraComm shall pay to the Shareholders Two Hundred Fifty Thousand and No/100 Dollars ($250,000.00) (the "Purchase Price"). The Purchase Price shall be paid to Shareholders as follows: (a) $50,000.00 thirty (30) days after Closing; (b) $100,000.00 sixty (60) days after Closing; (c) $100,000.00 ninety (90) days after Closing. Along with each payment, QuadraComm shall deliver to Escrow Agent a notice of disbursement substantially in the form as that attached to the escrow instructions which are attached to this Agreement as Exhibit A. Upon receipt of this notice, Escrow Agent shall disburse the shares as set out in the escrow instructions and Section 2.6(b), above.

          2.7     Exchange  Procedures;  Surrender  of  Certificates.
                  --------------------------------------------------

               (a) QuadraComm shall act as Exchange Agent in the Merger (the "Exchange Agent").

               (b) Upon surrender to the Exchange Agent of a Certificate, together with any other required documents, the holder of any Certificate shall be entitled to receive in exchange therefor solely the Merger Consideration. If the Merger Consideration is to be issued to a person other than a person in whose name a surrendered Certificate is registered, it shall be a condition of issuance that the surrendered Certificate shall be properly endorsed or otherwise in proper form for transfer and that the person requesting such issuance shall pay to the Exchange Agent any required transfer taxes or other taxes or establish to the satisfaction of the Exchange Agent that such tax has been paid or is not applicable. The Merger Consideration shall be evidenced by certificates of QuadraComm Common Stock, duly issued to each surrendering certificate holder.

               (c) If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by QuadraComm in its sole discretion, the posting by such person of a bond in such amount as QuadraComm may determine is reasonably necessary as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed Certificate the Merger Consideration deliverable in respect thereof pursuant hereto.

               (d) At or after the Effective Time there shall be no transfers on the stock transfer books of RFS of any shares of RFS Common Stock. If, after the Effective Time, Certificates are presented for transfer, they shall be cancelled and exchanged for the Merger Consideration as provided in, and subject to the provisions of, this Section 2.6.

          2.8     Deliveries  at  the  Closing.  At  the  Closing,  (i) RFS will
                  ----------------------------
deliver to QuadraComm the various certificates, instruments, and documents referred to in Section 6.1 below, and (ii) QuadraComm will deliver to RFS the various certificates, instruments, and documents referred to in Section 6.2 below.

          2.9     Exempt  Transaction.  The shares of QuadraComm Common Stock to
                  -------------------
be issued in connection with the Merger shall be offered and issued pursuant to exemptions from applicable securities laws. To provide QuadraComm with assurance that appropriate exemptions are available, the Shareholders shall provide to QuadraComm a duly executed copy of the representations and warranties set forth on Schedule 2.9. RFS shall, with advice of its counsel, provide to Shareholders all required disclosure under applicable corporate and securities laws, in order to obtain approval of the Merger. QuadraComm shall provide to Shareholders an offering memorandum at least 48 hours prior to the action of the Shareholders vote to approve the Merger.

          2.10     Share  Certificate  Legend. The QuadraComm Common Stock to be
                   --------------------------
issued  under  the  terms  of  this  Agreement  shall bear the following legend:

          "This certificate and the shares it represents are restricted under the terms of Section 144 of the Securities Act of 1934 and may not be sold, encumbered or otherwise transferred except within the terms of that Act."

     3.     REPRESENTATIONS  AND  WARRANTIES.
            --------------------------------

`          3.1     Representations  and  Warranties  of  RFS. RFS represents and
                   -----------------------------------------
warrants that the statements contained in this Section 3.1 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Section 3.1), except as set forth in the Schedule 3.1 delivered by RFS to QuadraComm on the date hereof and initialed by the Parties (the "Disclosure Schedule"). The Disclosure Schedule will be arranged in paragraphs corresponding to the lettered and numbered paragraphs contained in this Section 3.1.

               (a)     Organization,  Qualification, and Corporate Power. RFS is
                       -------------------------------------------------
a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation. RFS is duly authorized to conduct business and is in good standing under the laws of each jurisdiction where such qualification is required. RFS has full corporate power and authority and all licenses, permits, and authorizations necessary to carry on the Business and to own and use the properties owned and used by it. Section 3.1 (a) of the Disclosure Schedule lists the directors and officers of RFS. RFS has delivered to QuadraComm correct and complete copies of the articles of incorporation and bylaws of RFS (as amended to date). The minute books (containing the records of meetings of the stockholders, the board of directors, and any committees of the board of directors), the stock certificate books, and the stock record books of RFS are correct and complete. RFS is not in default under or in violation of any provision of its article of incorporation or bylaws.

               (b)     Authorization.  The  Board  of  Director  of  RFS and the
                       -------------
Shareholders have, by all appropriate action, approved this Agreement and the Merger and authorized the execution hereof on its behalf by its duly authorized officers and the performance by RFS and the Shareholders of their respective obligations hereunder. Nothing in the Articles of Incorporation or Bylaws of RFS or any other agreement, instrument, decree, proceeding, law or regulation (except as specifically referred to in or contemplated by this Agreement) by or to which RFS or any of its subsidiaries are bound or subject would prohibit or inhibit RFS from entering into and consummating this Agreement and the Merger on the terms and conditions herein contained. This Agreement has been duly and validly executed and delivered by RFS and constitutes a legal, valid and binding obligation of RFS enforceable against RFS in accordance with its terms and, no other corporate acts or proceedings are required to be taken by RFS to authorize the execution, delivery and performance of this Agreement. No notice to, filing with, authorization by, or consent or approval of, any federal or state regulatory authority is necessary for the execution and delivery of this Agreement or consummation of the Merger by RFS.

               (c)     Capitalization.  The  entire  authorized capital stock of
                       --------------
RFS consists of Seven Thousand Five Hundred (7,500) shares of RFS Common Stock, of which Seven Thousand Five Hundred (7,500) shares of RFS Common Stock are issued and outstanding and zero (0) shares of RFS Common Stock are held in treasury. All of the issued and outstanding shares of RFS Common Stock have been duly authorized, are validly issued, fully paid, and nonassessable, and are held of record by the respective Shareholders as set forth on the signature page hereto. There are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, or other contracts or commitments that could require RFS to issue, sell, or otherwise cause to become outstanding any of its capital stock. There are no outstanding or authorized stock appreciation, phantom stock, profit participation, or similar rights with respect to RFS. There are no voting trusts, proxies, or other agreements or understandings with respect to the voting of the capital stock of RFS.

               (d)     Noncontravention.  Neither the execution and the delivery
                       ----------------
of this Agreement, nor the consummation of the transactions contemplated hereby, will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which RFS is subject or any provision of the articles of incorporation or bylaws of RFS or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which RFS is a party or by which it is bound or to which any of its assets is subject (or result in the imposition of any Security Interest upon any of its assets). RFS does not need to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement.

               (e)     Brokers'  Fees. RFS has no Liability or obligation to pay
                       --------------
any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement.

               (f)     Title to Assets. RFS has good and marketable title to, or
                       ---------------
a valid leasehold interest in, the properties and assets used by it, located on their premises, or shown on RFS's most recent balance sheet or acquired after the date thereof, free and clear of all Security Interests, except for properties and assets disposed of in the Ordinary Course of Business since the date of the most recent balance sheet.

               (g)     Subsidiaries.  RFS has no subsidiaries, is not a party to
                       ------------
any joint venture (by contract or otherwise) and has no investments in, or options to acquire the stock, interests or assets of, any other corporation, partnership or business organization.

               (h)     Financial  Statements.  RFS  has  provided QuadraComm the
                       ---------------------
following financial statements (collectively the "Financial Statements"): (i) audited balance sheets and statements of income, changes in stockholders' equity, and cash flow as of and for the fiscal years ended 1998 and 1999 (the "Most Recent Fiscal Year End") for RFS; and (ii) unaudited balance sheets and statements of income, changes in stockholders' equity, and cash flow (the "Most Recent Financial Statements") as of and for the nine (9) months ended September 30, 2000 (the "Most Recent Fiscal Month End") for RFS. The Financial Statements (including the notes thereto) have been prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods covered thereby, present fairly the financial condition of RFS as of such dates and the results of operations of RFS for such periods, are correct and complete, and are consistent with the books and records of RFS (which books and records are correct and complete).

               (i)     Events  Subsequent  to Most Recent Fiscal Year End. Since
                       --------------------------------------------------
the Most Recent Fiscal Year End, there has not been any adverse change in the business, financial condition, operations, results of operations, or future prospects of any of RFS. Without limiting the generality of the foregoing, since that date:

                    (1) RFS has not sold, leased, transferred, or assigned any of its assets, tangible or intangible, other than for a fair consideration in the Ordinary Course of Business;

                    (2) RFS has not entered into any agreement, contract, lease, or license (or series of related agreements, contracts, leases, and licenses) outside the Ordinary Course of Business;

                    (3) no party (including RFS) has accelerated, terminated, modified, or cancelled any agreement, contract, lease, or license (or series of related agreements, contracts, leases, and licenses) involving more than Fifty Thousand and No/100 Dollars ($50,000.00) to which RFS is a party or by which it is bound;

                    (4) RFS has not imposed any Security Interest upon any of its assets, tangible or intangible;

                    (5) RFS has not made any capital expenditure (or series of related capital expenditures) either involving more than Fifty Thousand and No/100 Dollars ($50,000.00) or outside the Ordinary Course of Business;

                    (6) RFS has not made any capital investment in, any loan to, or any acquisition of the securities or assets of, any other Person (or series of related capital investments, loans, and acquisitions) either involving more than Fifty Thousand and No/100 Dollars ($50,000.00) or outside the Ordinary Course of Business;

                    (7) RFS has not issued any note, bond, or other debt security or created, incurred, assumed, or guaranteed any indebtedness for borrowed money or capitalized lease obligation either involving more than $) singly or $0 in the aggregate;

                    (8) RFS has not delayed or postponed the payment of accounts payable and other Liabilities outside the Ordinary Course of Business

                    (9) RFS has not cancelled, compromised, waived, or released any right or claim (or series of related rights and claims) either involving more than Fifty Thousand and No/100 Dollars $50,000.00 or outside the Ordinary Course of Business;

                    (10) RFS has not granted any license or sublicense of any rights under or with respect to any Intellectual Property;

                    (11) there has been no change made or authorized in the articles of incorporation or bylaws of RFS;

                    (12) RFS has not issued, sold, or otherwise disposed of any of its capital stock, or granted any options, warrants, or other rights to purchase or obtain (including upon conversion, exchange, or exercise) any of its capital stock;

                    (13) RFS has not declared, set aside, or paid any dividend or made any distribution with respect to its capital stock (whether in cash or in kind) or redeemed, purchased, or otherwise acquired any of its capital stock;

                    (14) RFS has not experienced any damage, destruction, or loss (whether or not covered by insurance) to its property;

                    (15) RFS has not made any loan to, or entered into any other transaction with, any of its directors, officers, and employees outside the Ordinary Course of Business;

                    (16) RFS has not entered into any employment contract or collective bargaining agreement, written or oral, or modified the terms of any existing such contract or agreement;

                    (17) RFS has not granted any increase in the base compensation of any of its directors, officers, and employees outside the Ordinary Course of Business;

                    (18) RFS has not adopted, amended, modified, or terminated any bonus, profit-sharing, incentive, severance, or other plan, contract, or commitment for the benefit of any of its directors, officers, and employees (or taken any such action with respect to any other Employee Benefit Plan);

                    (19) RFS has not made any other change in employment terms for any of its directors, officers, and employees outside the Ordinary Course of Business;

                    (20) RFS has not made or pledged to make any charitable or other capital contribution outside the Ordinary Course of Business;

                    (21) there has not been any other occurrence, event, incident, action, failure to act, or transaction outside the Ordinary Course of Business involving RFS; and

                    (22)  RFS  has  not  committed  to  any  of  the  foregoing.

               (j)     Undisclosed  Liabilities. RFS has no Liability (and there
                       ------------------------
is no basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against any of them giving rise to any Liability), except for (i) Liabilities set forth on the face of the Most Recent Balance Sheet (rather than in any notes thereto) and (ii) liabilities which have arisen after the Most Recent Fiscal Month End in the Ordinary Course of Business (none of which results from, arises out of, relates to, is in the nature of, or was caused by any breach of contract, breach of warranty, tort, infringement, or violation of law). Section

3.10) of the Disclosure Schedule lists all Liabilities of RFS, the nature and extent of such Liabilities and the party or parties to whom RFS is liable. RFS has delivered to QuadraComm a correct and complete copy of each written document reflecting the obligation incurred by RFS with relation to each Liability as listed in Section 3.10) of the Disclosure Schedule (as amended to date) and a written summary setting forth the nature and extent of such Liabilities and the party or parties to whom RFS is liable.

               (k)     Legal Compliance. RFS and its respective predecessors and
                       ----------------
Affiliates have complied with all applicable laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder) of federal, state, local, and foreign governments (and all agencies thereof), and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been filed or commenced against any of them alleging any failure so to comply.

               (l)     Tax  Matters.
                       ------------

                    (1) RFS has filed all Tax Returns that it was required to file. All such Tax Returns were correct and complete in all respects. All Taxes owed by RFS (whether or not shown on any Tax Return) have been paid. RFS is not the beneficiary of any extension of time within which to file any Tax Return. No claim has ever been made by an authority in a jurisdiction where RFS does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. There are no Security Interests on any of the assets of RFS that arose in connection with any failure (or alleged failure) to pay any Tax.

                    (2) RFS has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party.

                    (3) No Shareholder or director or officer (or employee responsible for Tax matters) of RFS expects any authority to assess any additional Taxes for any period for which Tax Returns have been filed. There is no dispute or claim concerning any Tax Liability of RFS either (A) claimed or raised by any authority in writing or (B) as to which RFS and the directors and officers (and employees responsible for Tax matters) of RFS has Knowledge based upon personal contact with any agent of such authority Section 3.1(1)(3) of the Disclosure Schedule lists all federal, state, local, and foreign income Tax Returns filed with respect to RFS for taxable periods ended on or after 12/31, 1999 indicates those Tax Returns that have been audited, and indicates those Tax Returns that currently are the subject of audit. RFS has delivered to QuadraComm correct and complete copies of all federal income Tax Returns, examination reports, and statements of deficiencies assessed against or agreed to by RFS since 12/31, 1999.

                    (4) RFS has not waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

                    (5) RFS has not filed a consent under Code Sec. 341(f) concerning collapsible corporations. RFS has not made any payments, is not obligated to make any payments, or is not a party to any agreement that under certain circumstances could obligate it to make any payments that will not be deductible under Code Sec. 2806. RFS has not been a United States real property holding corporation within the meaning of Code Sec. 897(c)(2) during the applicable period specified in Code Sec. 897(c)(1)(A)(ii). RFS is not a party to any Tax allocation or sharing agreement. RFS (A) has not been a member of an Affiliated Group filing a consolidated federal income Tax Return (other than a group the common parent of which was RFS) or (B) has no Liability for the Taxes of any Person (other than of RFS) under Reg. Sec. 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise.

                    (6) Section 3.1(1)(6) of the Disclosure Schedule sets forth the following information with respect to RFS as of the most recent practicable date: (A) the basis of RFS in its assets; (B) the amount of any net operating loss, net capital loss, unused investment or other credit, unused foreign tax, or excess charitable contribution allocable to RFS; and (C) the amount of any deferred gain or loss allocable to RFS arising out of any "Deferred Intercompany Transaction", as defined in Reg. Sec. 1.1502-13.

                    (7) The unpaid Taxes of RFS did not, as of the Most Recent Fiscal Month End, exceed the reserve for Tax Liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the Most Recent Balance Sheet (rather than in any notes thereto) and (B) do not exceed that reserve as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of RFS in filing their Tax Returns.

               (m)     Real  Property and Leaseholds. RFS owns no real property.
                       -----------------------------
Section 3.1(m) of the Disclosure Schedule lists and describes briefly all real property leased or subleased to RFS. RFS has delivered to QuadraComm correct and complete copies of the leases and subleases listed in Section 3.1(m) of the Disclosure Schedule (as amended to date). With respect to each lease and sublease listed in Section 3.1 (m) of the Disclosure Schedule:

                    (1) the lease or sublease is legal, valid, binding, enforceable, and in full force and effect;

                    (2) the lease or sublease will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby;

                    (3) no party to the lease or sublease is in breach or default, and no event has occurred which, with notice or lapse of time, would constitute a breach or default or permit termination, modification, or acceleration thereunder;

                    (4) no party to the lease or sublease has repudiated any provision thereof;

                    (5) there are no disputes, oral agreements, or forbearance programs in effect as to the lease or sublease; and

                    (6) with respect to each sublease, the representations and warranties set forth above in this Section 3.1 (m) are true and correct with respect to the underlying lease;

               (n)     Intellectual  Property.  RFS owns or has the right to use
                       ----------------------
pursuant to license, sublicense, agreement, or permission all Intellectual Property necessary for the operation of the businesses of RFS as presently conducted. Each item of Intellectual Property owned or used by RFS immediately prior to the Closing hereunder will be owned or available for use by RFS on identical terms and conditions immediately subsequent to the Closing hereunder. RFS has taken all necessary action to maintain and protect each item of Intellectual Property that it owns or uses. Section 3.1 (n) of the Disclosure Schedule lists all Intellectual Property in which RFS has an interest, the type of interest and the owner of the Intellectual Property listed if that owner is not RFS. RFS has delivered to QuadraComm a correct and complete copy of each written document reflecting the interest held by RFS with relation to each item of Intellectual Property as listed in Section 3.1 (n) of the Disclosure Schedule (as amended to date) and a written summary setting forth the type of Intellectual Property, the owner of the Intellectual Property, any licenses related to such Intellectual Property and the holders of such licenses.

               (o)     Tangible  Assets.  RFS  owns  or  leases  all  buildings,
                       ----------------
machinery, equipment, and other tangible assets necessary for the conduct of their businesses as presently conducted. Each such tangible asset is free from defects (patent and latent), has been maintained in accordance with normal industry practice, is in good operating condition and repair (subject to normal wear and tear), and is suitable for the purposes for which it presently is used.
Section 3.1(o) of the Disclosure Schedule lists all tangible assets in which RFS has an interest, the type of interest and the owner of the tangible asset if that owner is not RFS. RFS has delivered to QuadraComm a correct and complete copy of each document reflecting the interest in each tangible asset held by RFS with relation to each tangible asset as listed in Section 3.1 (o) of the Disclosure Schedule (as amended to date) and a written summary setting forth the type of tangible asset, RFS's interest in such asset and the owner(s) of such asset.

               (p)     Inventory. The inventory of RFS consists of raw materials
                       ---------
and supplies, manufactured and purchased parts, goods in process, and finished goods, all of which is merchantable and fit for the purpose for which it was procured or manufactured, and none of which is slow-moving, obsolete, damaged, or defective, subject only to the reserve for inventory writedown set forth on the face of the Most Recent Balance Sheet (rather than in any notes thereto) as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of RFS. Section 3.1 (p) of the Disclosure Schedule lists all inventory held by RFS, whether and to what extent such inventory is encumbered and the value of such inventory. RFS has delivered to QuadraComm a correct and complete written summary setting forth all inventory held by RFS, whether and to what extent such inventory is encumbered and the value of such inventory as listed in the Disclosure Schedule (as amended to date)

               (q)     Contracts.  Section  3.1  (q)  of the Disclosure Schedule
                       ---------
lists  the  following  contracts  and  other  agreements  to  which  RFS:

                    (1) any agreement (or group of related agreements) for the lease of personal property to or from any Person providing for lease payments in excess of Twenty Five Thousand and No/100 Dollars ($25,000.00) per annum;

                    (2) any agreement (or group of related agreements) for the purchase or sale of raw materials, commodities, supplies, products, or other personal property, or for the furnishing or receipt of services, the performance of which will extend over a period of more than one year, result in a loss to RFS, or involve consideration in excess of Twenty Five Thousand and No/100 Dollars ($25,000.00) per annum;

                    (3) any agreement concerning a partnership or joint venture;

                    (4) any agreement (or group of related agreements) under which it has created, incurred, assumed, or guaranteed any indebtedness for borrowed money, or any capitalized lease obligation, in excess of Twenty Five Thousand and No/100 Dollars ($25,000.00) per annum or under which it has imposed a Security Interest on any of its assets, tangible or intangible;

                    (5) any agreement concerning confidentiality or noncompetition;

                    (6) any agreement with any of the Shareholders and their Affiliates (other than RFS);

                    (7) any profit sharing, stock option, stock purchase, stock appreciation, deferred compensation, severance, or other plan or arrangement for the benefit of its current or former directors, officers, and employees;

                    (8)     any  collective  bargaining  agreement;

                    (9) any agreement for the employment of any individual on a full-time, part-time, consulting, or other basis providing annual compensation in excess of One Hundred Thousand and No/ 100 Dollars ($100,000.00) or providing severance benefits;

                    (10) any agreement under which it has advanced or loaned any amount to any of its directors, officers, and employees outside the Ordinary Course of Business;

                    (11) any agreement under which the consequences of a default or termination could have an adverse effect on the business, financial condition, operations, results of operations, or future prospects of RFS; or

                    (12) any other agreement (or group of related agreements) the performance of which involves consideration in excess of Fifty Thousand and No/100 Dollars ($50,000.00).

RFS has delivered to QuadraComm a correct and complete copy of each written agreement listed in Section 3.1 (q) of the Disclosure Schedule (as amended to date) and a written summary setting forth the terms and conditions of each oral agreement referred to in Section 3.1(q) of the Disclosure Schedule. With respect to each such agreement: (A) the agreement is legal, valid, binding, enforceable, and in full force and effect; (B) the agreement will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby; (C) no party is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default, or permit termination, modification, or acceleration, under the agreement; and (D) no party has repudiated any provision of the agreement.

               (r)     Notes  and  Accounts  Receivable.  All notes and accounts
                       --------------------------------
receivable of RFS are reflected properly on their books and records, are valid receivables subject to no setoffs or counterclaims, are current and collectible, and will be collected in accordance with their terms at their recorded amounts, subject only to the reserve for bad debts set forth on the face of the Most
Recent Balance Sheet (rather than in any notes thereto) as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of RFS. Section 3.1(r) of the Disclosure Schedule lists all notes and accounts receivable held by RFS, whether RFS or some other entity has an interest in such notes or accounts receivable, the type of interest held by RFS or other entity, the obligated party on such notes or accounts receivable and the amount of such notes or accounts receivable. RFS has delivered to QuadraComm a correct and complete copy of each written document reflecting the interest held by RFS or other entity with relation to each note or account receivable as listed in Section 3.1 (r) of the Disclosure Schedule (as amended to date) and a written summary setting forth all notes and accounts receivable held by RFS, whether RFS or some other entity has an interest in such notes or accounts receivable, the type of interest held by RFS or other entity, the obligated party on such notes or accounts receivable and the amount of such notes or accounts receivable.

               (s)     Powers  of  Attorney.  There are no outstanding powers of
                       --------------------
attorney executed on behalf of RFS or any shareholder, director or officer of RFS which may effect the business of RFS.

               (t)     Insurance.  With respect to each current insurance policy
                       ---------
(including policies providing property, casualty, liability, and workers' compensation coverage and bond and surety arrangements) maintained by RFS, or any occurrence based insurance policy to which RFS has been a party, a named insured, or otherwise the beneficiary of coverage at any time within the past ten (10) years: (A) the policy is legal, valid, binding, enforceable, and in full force and effect; (B) the policy will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby; (C) neither RFS nor any other party to the policy is in breach or default (including with respect to the payment of premiums or the giving of notices), and no event has occurred which, with notice or the lapse of time, would constitute such a breach or default, or permit termination, modification, or acceleration, under the policy; and (D) no party to the policy has repudiated any provision thereof. RFS has been covered during the past ten (10) years by insurance in scope and amount customary and reasonable for the businesses in which it has engaged during the aforementioned period. Section 3.1(t) of the Disclosure Schedule lists all insurance policies which have been purchased by RFS and/or in which RFS is listed as a beneficiary. RFS has delivered to QuadraComm a correct and complete copy of each policy listed in Section 3.1(t) of the Disclosure Schedule (as amended to date) and a written summary setting forth the issuer of the policy, the policy number, the dates and type of coverage and the beneficiary of such policy.

               (u)     Litigation.  Section  3.1(u)  of  the Disclosure Schedule
                       ----------
sets forth each instance in which RFS (i) is subject to any outstanding injunction, judgment, order, decree, ruling, or charge or (ii) is a party or to the Knowledge of RFS and the directors and officers (and employees with responsibility for litigation matters) of RFS is threatened to be made a party to any action, suit, proceeding, hearing, or investigation of, in, or before any court or quasi judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator. None of the actions, suits, proceedings, hearings, and investigations set forth in Section 3.1(u) of the Disclosure Schedule could result in any material adverse change in the business, financial condition, operations, results of operations, or future prospects of RFS. Neither RFS nor the directors and officers (and employees with responsibility for litigation matters) of RFS has any reason to believe that any such action, suit, proceeding, hearing, or investigation may be brought or threatened against RFS.

               (v)     Product  Warranty.  Each  product  manufactured,  sold,
                       -----------------
leased, or delivered by RFS has been in conformity with all applicable contractual commitments and all express and implied warranties, and RFS has no Liability (and there is no Basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against any of them giving rise to any Liability) for replacement or repair thereof or other damages in connection therewith, subject only to the reserve for product warranty claims set forth on the face of the Most Recent Balance Sheet (rather than in any notes thereto) as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of RFS. No product manufactured, sold, leased, or delivered by any of RFS is subject to any guaranty, warranty, or other indemnity beyond the applicable standard terms and conditions of sale or lease. Section 3.1(v) of the Disclosure Schedule includes copies of the standard terms and conditions of sale or lease for each of RFS and its Subsidiaries (containing applicable guaranty, warranty, and indemnity provisions).

               (w)     Employees.  To the Knowledge of RFS and the directors and
                       ---------
officers (and employees with responsibility for employment matters) of RFS, no executive, key employee, or group of employees has any plans to terminate employment with RFS. RFS is not a party to or bound by any collective bargaining agreement, nor has it experienced any strikes, grievances, claims of unfair labor practices, or other collective bargaining disputes. RFS has committed no unfair labor practices. Neither RFS nor the directors and officers (and employees with responsibility for employment matters) of RFS has any Knowledge of any organizational effort presently being made or threatened by or on behalf of any labor union with respect to employees of any of RFS.

               (x)     Employee  Benefits.
                       ------------------

                    (1) Section 3.1(x) of the Disclosure Schedule lists each Employee Benefit Plan that RFS maintains, to which RFS contributes or has any obligation to contribute, or with respect to which RFS has any material Liability or potential Liability.

                         (i)     Each  such  Employee  Benefit  Plan  (and  each
relates trust, insurance contract, or fund) has been maintained, funded and administered in accordance with the terms of such Employee Benefit Plan and complies in form and in operation in al material respects with the applicable requirements of ERISA, the Code; and other applicable laws.

                         (ii)     All  required  reports  and  descriptions
(including annual reports (IRS Form 5500), summary annual reports, and summary plan descriptions) have been timely filed and/or distributed in accordance with the applicable requirements of ERISA and the Code with respect to each such Employee Benefit Plan. The requirements of COBRA have been met with respect to each such Employee Benefit Plan which is an Employee Welfare Benefit Plan subject to COBRA.

                         (iii)     All  contributions  (including  all  employer
contributions and employee salary reduction contributions) which are due have been made within the time period prescribed by ERISA to each such Employee Benefit Plan which is an Employee Pension Benefit Plan and all contributions for any period ending on or before the Closing Date which are not yet due have been made to each such Employee Pension Benefit Plan or accrued in accordance with the past custom and practice of RFS and its Subsidiaries. All premiums or other payments for all periods ending on or before the Closing Date have been paid with respect to each such Employee Benefit Plan which is an Employee Welfare Benefit Plan.

                         (iv)     Each  such  Employee  Benefit  Plan  which  is
intended to meet the requirements of a "qualified plan" under Code Sec. 401 (a) has received a determination from the Internal Revenue Service that such Employee Benefit Plan is so qualified, and nothing has occurred since the date of such determination that could adversely affect the qualified status of any such Employee Benefit Plan.

                         (v)     The  market  value  of  assets  under each such
Employee Benefit Plan which is an Employee Pension Benefit Plan equals or exceeds the present value of all vested and nonvested Liabilities thereunder determined in accordance with the means the Pension Benefit Guaranty Corporation ("PBGC") methods, factors, and assumptions applicable to an Employee Pension Benefit Plan terminating on the date for determination.

                         (vi)     RFS  has  delivered  to QuadraComm correct and
complete copies of the plan documents and summary plan descriptions, the most recent determination letter received from the Internal Revenue Service, the most recent annual report (IRS Form 5500, with all applicable attachments), and all related trust agreements, insurance contracts, and other funding arrangements which implement each such Employee Benefit Plan.

                    (2) With respect to each Employee Benefit Plan that RFS and any ERISA Affiliate maintains, to which any of them contributes or has any obligation to contribute, or with respect to which any of them has any material Liability or potential Liability:

                         (i) No such Employee Benefit Plan which is an Employee Pension Benefit Plan has been completely or partially terminated or been the subject of a "Reportable Event", as defined in ERISA Sec. 4043. No proceeding by the PBGC to terminate any such Employee Pension Benefit Plan has been instituted or threatened.

                         (ii) There have been no "Prohibited Transactions" (as defined in ERISA Sec. 406 and Code Sec. 4975) with respect to any such Employee Benefit Plan. No Fiduciary has any Liability for breach of fiduciary duty or any other failure to act or comply in connection with the administration or investment of the assets of any such Employee Benefit Plan. No action, suit, proceeding, hearing, or investigation with respect to the administration or the investment of the assets of any such Employee Benefit Plan (other than routine claims for benefits) is pending or threatened. Neither RFS nor the directors and officers (and employees with responsibility for employee benefits matters) of RFS and its Subsidiaries has any Knowledge of any Basis for any such action, suit, proceeding, hearing, or investigation.

                         (iii) RFS has not incurred, and neither RFS nor the directors and officers (and employees with responsibility for employee benefits matters) of RFS has any reason to expect that RFS will incur, any Liability to the PBGC (other than with respect to PBGC premium payments not yet due) or otherwise under Title IV of ERISA (including any withdrawal liability as defined in ERISA Sec. 4201) or under the Code with respect to any such Employee Benefit Plan which is an Employee Pension Benefit Plan, or under COBRA with respect to any such Employee Benefit Plan which is an Employee Welfare Benefit Plan.

                    (3) RFS and any ERISA Affiliate contributes to, has any obligation to contribute to, or has any Liability (including withdrawal liability as defined in ERISA Sec. 4201) under or with respect to any Multiemployer Plan, as defined in ERISA Sec. 3(37).

                    (4) RFS does not maintain, contribute to or have any obligation to contribute to, or have any material Liability or potential Liability with respect to, any Employee Welfare Benefit Plan providing medical, health, or life insurance or other welfare-type benefits for current or future retired or terminated employees, their spouses, or their dependents (other than in accordance with COBRA).

               (y)     Guaranties. RFS is not a guarantor or otherwise is liable
                       ----------
for  any  Liability  or obligation (including indebtedness) of any other Person.

               (z)     Environmental.
                       -------------

                    (1) There has not been a discharge or release on any real property at the time it was owned or leased by RFS (the "Real Property") of any Hazardous Material (as defined below), including without limitation contamination of soil, groundwater or the environment, generation, handling, storage, transportation or disposal of Hazardous Materials or exposure to Hazardous Materials, except for those that would not, individually or in the aggregate have a material adverse effect on RFS's business;

                    (2) No Hazardous Material has been used by RFS in the operation of RFS's business in amounts or in a manner that would have a material adverse effect on RFS's business; and

                    (3) RFS has not received from any governmental entity or third party any written request for information, notice of claim, demand letter, or other notification, notice or information that RFS is or may be potentially subject to or responsible for any investigation or clean-up or other remediation of Hazardous Material present on any Real Property or at any other location. "Hazardous Material" means (i) "hazardous waste" as defined by the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976 (42 U.S.C. Section 6901 et seq.), including any future amendments thereto, and regulations promulgated thereunder; (ii) "hazardous substance" as defined by the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (42 U.S.C. Section 9601 et seq.), including any future amendments thereto, and regulations promulgated thereunder; (iii) asbestos; (iv) polychlorinated biphenyls; (v) underground storage tanks, whether empty or filled or partially filled with any substance; (vi) any substance the presence of which is or becomes prohibited by any federal, state, or local law, ordinance, rule, or regulation; and (vii) any hazardous or toxic substance, material, or waste which under any federal, state, or local law, ordinance, rule, or regulation requires special handling or notification in its collection, storage, treatment or disposal.

                    (aa)     Certain  Business  Relationships  with RFS. None of
                             ------------------------------------------
the Shareholders and their Affiliates has been involved in any business arrangement or relationship with RFS within the past twelve (12) months, and none of the Shareholders and their Affiliates owns any asset, tangible or intangible, which is used in the business of RFS.

                    (bb)     Disclosure.  The  representations  and  warranties
                             ----------
contained in this Section 3.1 do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained in this Section 3.1 not misleading.

          3.2     Representations  and  Warranties  of  QuadraComm  and  Sub.
                  ----------------------------------------------------------
QuadraComm  and  Sub represent and warrant that the statements contained in this
Section 3.2 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Section 3.2), except as set forth in Schedule 3.2 attached hereto.

               (a)     Organization. Each of QuadraComm and Sub is a corporation
                       ------------
duly organized, validly existing under the laws of its jurisdiction of incorporation or organization, has all requisite power and authority to own, lease and operate its properties and to carry on its businesses as now being conducted, and is duly qualified and in good standing to do business in each jurisdiction in which it owns, leases or operates its properties or conducts its businesses so as to require such qualification.

               (b)     Authorization.  The Boards of Directors of QuadraComm and
                       -------------
Sub, and the shareholder of Sub have, by all appropriate action, approved this Agreement and the Merger and authorized the execution hereof on its behalf by its duly authorized officers and the performance by QuadraComm and Sub of their respective obligations hereunder. Nothing in the Articles of Incorporation or Bylaws of QuadraComm or Sub or any other agreement, instrument, decree, proceeding, law or regulation (except as specifically referred to in or contemplated by this Agreement) by or to which QuadraComm or any of its subsidiaries are bound or subject would prohibit or inhibit QuadraComm or Sub from entering into and consummating this Agreement and the Merger on the terms and conditions herein contained. This Agreement has been duly and validly executed and delivered by QuadraComm and Sub and constitutes a legal, valid and binding obligation of QuadraComm and Sub, enforceable against QuadraComm and Sub in accordance with its terms and, no other corporate acts or proceedings are required to be taken by QuadraComm or Sub to authorize the execution, delivery and performance of this Agreement. No notice to, filing with, authorization by, or consent or approval of, any federal or state regulatory authority is necessary for the execution and delivery of this Agreement or consummation of the Merger by QuadraComm or Sub.

               (c)     Subsidiaries.  Each  of  QuadraComm's  significant
                       ------------
subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the corporate power to own its respective properties and assets, to incur its respective liabilities and to carry on its respective business as now being conducted.

               (d)     Litigation.  There  is  no  litigation,  claim  or  other
                       ----------
proceeding pending or, to the knowledge of QuadraComm, threatened, against QuadraComm or any of its subsidiaries, or of which the property of QuadraComm or any of its subsidiaries is or would be subject, and there is no injunction, order, judgment, decree or regulatory restriction imposed upon QuadraComm, or any of its subsidiaries or the assets of QuadraComm or any of its subsidiaries, which would have a material adverse effect on the business condition of QuadraComm.

               (e)     Shares  Available. QuadraComm shall have at the Effective
                       -----------------
Time sufficient authorized shares to pay the Merger Consideration and satisfy its other obligations under the Agreement.

               (f)     Noncontravention.  Neither the execution and the delivery
                       ----------------
of this Agreement, nor the consummation of the transactions contemplated hereby, will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which QuadraComm is subject or any provision of its charter or bylaws or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license; instrument, or other arrangement to which QuadraComm is a party or by which it is bound or to which any of its assets is subject.

               (g)     Brokers'  Fees. QuadraComm has no Liability or obligation
                       --------------
to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement.

               (h)     Interim  Operation  of Sub. Sub is a direct, wholly owned
                       --------------------------
subsidiary of QuadraComm, was formed solely for the purpose of engaging in the transactions contemplated hereby, has engaged in no other business activities and has conducted its operations only as contemplated hereby. Sub has no liabilities as of the date of this Agreement, and except for its obligations pursuant to this Agreement, will have no liabilities as of the Closing Date.

     4.     PRE-CLOSING  COVENANTS. The Parties agree as follows with respect to
            ----------------------
the  period  between  the  execution  of  this  Agreement  and  the  Closing.

          4.1     General.  Each  of  the Parties will use his or its reasonable
                  -------
best efforts to take all action and to do all things necessary in order to consummate and make effective the transactions contemplated by this Agreement (including satisfaction, but not waiver, of the closing conditions set forth in Section 6).

          4.2     Notices  and  Consents.  RFS  shall  give any notices to third
                  ----------------------
parties and use its reasonable best efforts to obtain any third party consents that QuadraComm may request in connection with the matters referred to in
Section 3.1 (d) above. Each of the Parties will give any notices to, make any filings with, and use its reasonable best efforts to obtain any authorizations, consents, and approvals of third parties, governments and governmental agencies in connection with the matters referred to in Section 3.1 (d) above.

          4.3     Operation  of  Business. RFS shall not engage in any practice,
                  -----------------------
take any action, or enter into any transaction outside the Ordinary Course of Business. Without limiting the generality of the foregoing, RFS shall not (i) declare, set aside, or pay any dividend or make any distribution with respect to its capital stock or redeem, purchase, or otherwise acquire any of its capital stock, or (ii) otherwise engage in any practice, take any action, or enter into any transaction of the sort described in Section 3.10) above.

          4.4     Preservation  of  Business.  RFS  shall  keep its business and
                  --------------------------
properties substantially intact, including its present operations, physical facilities, working conditions, and relationships with lessors, licensors, suppliers, customers, and employees.

          4.5     Full  Access.  RFS shall permit, representatives of QuadraComm
                  ------------
to have full access to all premises, properties, personnel, books, records (including Tax records), contracts, and documents of or pertaining to RFS.

          4.6     Notice of Developments. RFS will give prompt written notice to
                  ----------------------
QuadraComm of any material adverse development causing a breach of any .of the representations and warranties in Section 3 above. Each Party will give prompt written notice to the others of any material adverse development causing a breach of any 'of its own representations and warranties in Section 3 above.

          4.7     Exclusivity. RFS shall not (i) solicit, initiate, or encourage
                  -----------
the submission of any proposal or offer from any Person relating to the acquisition of any capital stock or other voting securities, or any substantial portion of the assets, of RFS (including any acquisition structured as a merger, consolidation, or share exchange) or (ii) participate in any discussions or negotiations regarding, furnish any ,information with respect to, assist or participate in, or facilitate in any other manner any effort or attempt by any Person to do or seek any of the foregoing. None of the Shareholders will vote their RFS Common Stock in favor of any such acquisition structured as a merger, consolidation, or share exchange. RFS will notify QuadraComm immediately if any Person makes any proposal, offer, inquiry, or contact with respect to any of the foregoing.

          4.8     Submission  to Shareholders. RFS shall cause to be duly called
                  ---------------------------
and held on a date selected by RFS in consultation with QuadraComm a special meeting of its shareholders (the "RFS Shareholders' Meeting") for submission of this Agreement and the Merger for approval of such RFS shareholders as required by the FBCA. In connection with the RFS Shareholders' Meeting, the Board of Directors of RFS (subject to compliance with its fiduciary duties as advised by counsel) shall recommend to its shareholders the approval of this Agreement and the Merger contemplated by this Agreement and use its best efforts to obtain such shareholder approval.

     5.     POST-CLOSING COVENANTS. The Parties agree as follows with respect to
            ----------------------
the  period  following  the  Closing.

          5.1     General.  In  case  at  any time after the Closing any further
                  -------
action is necessary to carry out the purposes of this Agreement, each of the Parties will take such further action (including the execution and delivery of such further instruments and documents) as any other Party reasonably may request.

          5.2     Transition.  RFS  will not take any action that is designed or
                  ----------
intended to have the effect of discouraging any lessor, licensor, customer, supplier, or other business associate of RFS from maintaining the same business relationships with RFS and/or the Surviving Corporation after the Closing as it maintained with RFS prior to the Closing. Each of the Shareholders will refer all customer inquiries relating to the businesses of RFS to QuadraComm from and after the Closing.

          5.3     Confidentiality.  The  Parties  will exchange such information
                  ---------------
concerning their respective operations as outlined in Section 4.5 and elsewhere throughout the Agreement. Confidential Information may only be used for purposes of developing and implementing the Merger and may not be used for any other purpose. If the Merger and/or this Agreement is terminated, all originals and copies of Confidential Information, whether in written, magnetic, or other form, shall be either returned to the party who produced it, or destroyed in such fashion as to render the information unusable by any party. Confidential Information shall not be conveyed or disseminated by the party to whom it was conveyed, except to those officers, directors, trustees, employees, consultants, or agents of the party who have a legitimate need for the information for the purpose of evaluating, planning or executing the Merger or this Agreement, or by order of a court or administrative agency with applicable jurisdiction, but only after supplying the other party notice in time to permit it to seek a protective order. The obligations contained in Section 6.2.2 shall survive the termination of this Agreement.

     For purposes of this Agreement, Confidential Information shall mean information exchanged between the Parties which is not publicly known relating to the business activities and operations of RFS and/or QuadraComm, and shall include all information exchanged by the parties except information which is either (a) expressly designated as non-confidential by either party, or (b) information now in the public domain, or that becomes part of the public domain through no fault of the disclosing party prior to the date of any disclosure.

          5.4     Covenant  Not  to Compete. For a period of five (5) years from
                  -------------------------
and after the Closing Date, none of the Shareholders will engage directly or indirectly in any business that RFS conducts as of the Closing Date in any geographic area in which RFS conducts that business as of the Closing Date; provided, however, that no owner of less than 15% of the outstanding stock of any publicly-traded corporation shall be deemed to engage solely by reason thereof in any of its businesses. If the final judgment of a court of competent jurisdiction declares that any term or provision of this Section 5.4 is invalid or unenforceable, the Parties agree that the court making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration, or area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified after the expiration of the time within which the judgment may be appealed.

          5.5     Management  of  RFS.  The Parties agree that after Closing and
                  -------------------
until the final payment of funds pursuant to Section 2.6 and the final disbursement of shares pursuant to Section 2.5(b), the management of RFS shall remain in place and RFS's operation shall continue in the Ordinary Course of Business without any material changes by QuadraComm and Shareholders.

          5.6     Appointment  of QuadraComm to Board of RFS. After Closing, the
                  ------------------------------------------
board of directors of RFS shall continue as directors of RFS; except that the board of directors of RFS shall appoint a representative of QuadraComm, selected in the sole discretion of QuadraComm, including taking any corporate action necessary to effect such .appointment. Following the Effective Time, QuadraComm shall be free to, as sole shareholder of RFS, reconstitute the board of directors of RFS in any manner QuadraComm deems reasonable and necessary.

          5.7     Assumption  of  Liabilities.  Upon the issuance of the last of
                  ---------------------------
the shares placed in escrow under Section 2.5(b), Sub will assume all Liabilities of RFS.

     6.     CONDITIONS  TO  OBLIGATION  TO  CLOSE.
            -------------------------------------

          6.1     Conditions  to  Obligation  of  QuadraComm.  The obligation of
                  ------------------------------------------
QuadraComm to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

               (a)     the  representations  and warranties set forth in Section
3.1 above shall be true and correct in all material respects at and as of the Closing Date;

               (b) RFS shall have performed and complied with all of its covenants hereunder in all material respects through the Closing;

               (c) RFS shall have procured all of the third party consents specified in Section 4.2 above;

               (d) each of the Shareholders shall have delivered an executed copy of the representations and warranties attached hereto as Schedule 2.9;

               (e) each of the Shareholders shall have delivered to QuadraComm an executed employment agreement substantially in the form attached hereto as Exhibit B;

               (f) no action, suit, or proceeding shall be pending or threatened before any court or quasi judicial or administrative agency of any federal, state, local, or foreign jurisdiction wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (A) prevent consummation of any of the transactions contemplated by this Agreement, or (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect);

               (g) None of the outstanding voting securities of RFS eligible to vote on the approval of the Merger shall have been cast against the approval of the Merger in the vote required by Section 4.8;

               (h) QuadraComm shall received all documents required to be received from RFS on or prior to the Closing Date, all in a form and substance reasonably satisfactory to QuadraComm; and

               (i) RFS shall have delivered to QuadraComm a certificate to the effect that each of the conditions specified above in 6.1 (a) through 6.1
(h)  is  satisfied  in  all  respects;

               (j) QuadraComm shall have received from counsel to RFS an opinion in form and substance as set forth in Exhibit C attached hereto, addressed to QuadraComm, and dated as of the Closing Date;

               (k) QuadraComm shall have successfully taken all necessary corporate action and completed all necessary filings related there to with its state of incorporation, to raise the authorized stock of QuadraComm from Ten Million (10,000,000) shares common stock and One Million (1,000,000) shares preferred stock to One Hundred Million (100,000,000) shares common stock and Ten Million (10,000,000) shares preferred stock.

               (l) QuadraComm shall have obtained on terms and conditions reasonably satisfactory to it all of the financing it needs in order to consummate the transactions contemplated hereby and fund the working capital requirements of RFS after the Closing; and

               (m) all actions to be taken by RFS in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to QuadraComm.

QuadraComm may waive any condition specified in this Section 6.1 if it executes a writing so stating at or prior to the Closing.

          6.2     Conditions  to  Obligation  of  RFS.  The obligation of RFS to
                  -----------------------------------
consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

               (a)     the  representations  and warranties set forth in Section
3.2 above shall be true and correct in all material respects at and as of the Closing Date;

               (b) QuadraComm shall have performed and complied with all of its covenants hereunder in all material respects through the Closing;

               (c) No injunction preventing the consummation of the Merger shall be in effect, nor shall any proceeding by any regulatory agency or any other Person seeking any of the foregoing be pending. There shall not be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed application to the Merger which makes the consummation of the Merger illegal;

               (d) All necessary regulatory approvals, consents, authorizations and other approvals, including the requisite approval of this Agreement and Merger by the shareholders of RFS, required by law for consummation of the Merger shall have been obtained and all waiting periods required by law shall have expired;

               (e) RFS shall have received all documents required to be received from RFS on or prior to the Closing Date, all in a form and substance reasonably satisfactory to QuadraComm;

               (f) QuadraComm shall have delivered to RFS a certificate to the effect that each of the conditions specified above in Sections 6.2(a) through 6.2(e) is satisfied in all respects; and

               (g) all actions to be taken by QuadraComm in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to RFS.

RFS may waive any condition specified in this Section 6.2 if it executes a writing so stating at or prior to the Closing.

     7.     TAX MATTERS. The following provisions shall govern the allocation of
            -----------
responsibility as between QuadraComm, RFS and Shareholders for certain tax matters following the Closing Date:

          7.1     Tax Periods Ending on or Before the Closing Date. Shareholders
                  ------------------------------------------------
shall prepare or cause to be prepared and file or cause to be filed all Tax Returns for RFS for all periods ending on or prior to the Closing Date which are filed after the Closing Date. Shareholders shall permit QuadraComm to review and comment on each such Tax Return described in the preceding sentence prior to filing.

          7.2     Tax  Periods  Beginning  Before  and  Ending After the Closing
                  --------------------------------------------------------------
Date. QuadraComm shall prepare or cause to be prepared and file or cause to be filed any Tax Returns of RFS for Tax periods which begin on or after the Closing Date and end after the Closing Date.

For purposes of this Section, in the case of any Taxes that are imposed on a periodic basis and are payable for a Taxable period that includes (but does not end on) the Closing Date, the portion of such Tax which relates to the portion of such Taxable period ending on the Closing Date shall (x) in the case of any Taxes other than Taxes based upon or related to income or receipts, be deemed to be the amount of such Tax for the entire Taxable period multiplied by a fraction the numerator of which is the number of days in the Taxable period ending on the Closing Date and the denominator of which is the number of days in the entire Taxable period, and (y) in the case of any Tax based upon or related to income or receipts be deemed equal to the amount which would be payable if the relevant Taxable period ended on the Closing Date. Any credits relating to a Taxable period that begins before and ends after the Closing Date shall be taken into account as though the relevant Taxable period ended on the Closing Date. All determinations necessary to give effect to the foregoing allocations shall be made in a manner consistent with prior practice of RFS.

          7.3     Cooperation  on  Tax  Matters.
                  -----------------------------

               (a) QuadraComm, RFS and Shareholders shall cooperate fully, as and to the extent reasonably requested by the other party, in connection with the filing of Tax Returns pursuant to this Section and any audit, litigation or other proceeding with respect to Taxes. Such cooperation shall include the retention and (upon the other party's request) the provision of records and information which are reasonably relevant to any such audit, litigation or other proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. RFS and Shareholders agree (A) to retain all books and records with respect to Tax matters pertinent to

RFS relating to any taxable period beginning before the Closing Date until the expiration of the statute of limitations (and, to the extent notified by QuadraComm or Shareholders, any extensions thereof) of the respective taxable periods, and to abide by all record retention agreements entered into with any taxing authority, and (B) to give the other party reasonable written notice prior to transferring, destroying or discarding any such books and records and, if the other party so requests, RFS or Shareholders, as the case may be, shall allow the other party to take possession of such books and records.

               (b) QuadraComm and Shareholders further agree, upon request, to use their best efforts to obtain any certificate or other document from any governmental authority or any other Person as may be necessary to mitigate, reduce or eliminate any Tax that could be imposed (including, but not limited to, with respect to the transactions contemplated hereby).

          7.4     Tax  Sharing Agreements. All tax sharing agreements or similar
                  -----------------------
agreements with respect to or involving RFS shall be terminated as of the Closing Date and, after the Closing Date, RFS shall not be bound thereby or have any Liability thereunder.

     8.     TERMINATION.
            -----------

          8.1     Termination of Agreement. Certain of the Parties may terminate
                  ------------------------
this  Agreement  as  provided  below:

               (a) QuadraComm and RFS may terminate this Agreement by mutual written consent at any time prior to the Closing;

               (b) QuadraComm may terminate this Agreement by giving written notice to RFS on or before the sixtieth (60th) day following the date of this Agreement if QuadraComm is not reasonably satisfied with the results of its continuing business, legal, environmental, and accounting due diligence regarding RFS;

               (c) QuadraComm may terminate this Agreement by giving written notice to RFS at any time prior to the Closing (A) in the event RFS or any of the Shareholders has breached any material representation, warranty, or covenant contained in this Agreement in any material respect, QuadraComm has notified RFS of the breach, and the breach has continued without cure for a period of thirty
(30) days after the notice of breach or (B) if the Closing shall not have occurred on or before March 31, 2001, by reason of the failure of any condition precedent under Section 6.1 hereof (unless the failure results primarily from QuadraComm itself breaching any representation, warranty, or covenant contained in this Agreement); and

               (d) RFS may terminate this Agreement by giving written notice to QuadraComm at any time prior to the Closing (A) in the event QuadraComm has breached any material representation, warranty, or covenant contained in this Agreement in any material respect, RFS has notified QuadraComm of the breach, and the breach has continued without cure for a period of thirty (30) days after the notice of breach or (B) if the Closing shall not have occurred on or before March 31, 2001, by reason of the failure of any condition precedent under

Section 6.2 hereof (unless the failure results primarily from RFS or any of the Shareholders themselves breaching any representation, warranty, or covenant contained in this Agreement).

          8.2     Effect  of Termination. If any Party terminates this Agreement
                  ----------------------
pursuant to Section 8.1 above, all rights and obligations of the Parties hereunder shall terminate without any Liability of any Party to any other Party (except for any Liability of any Party then in breach).

     9.     REMEDIES  FOR  BREACHES  OF  THIS  AGREEMENT.
            --------------------------------------------

          9.1     Indemnification  By  Shareholders.  If RFS breaches (or in the
                  ---------------------------------
event any third party alleges facts that, if true, would mean RFS has breached) any of its representations, warranties, and agreements contained herein then RFS and Shareholders agree to indemnify QuadraComm from and against the entirety of any Adverse Consequences (as defined below) QuadraComm may suffer through and after the date of the claim for indemnification resulting from, arising out of, relating to, in the nature of, or caused by the breach (or the alleged breach). For purposes of this Section 9, "Adverse Consequences" means all actions, suits, proceedings, hearings, investigations, charges, complaints, claims, demands, injunctions, judgments, orders, decrees, rulings, damages, dues, penalties, fines, costs, amounts paid in settlement, Liabilities, obligations, Taxes, liens, losses, expenses, and fees, including court costs and reasonable attorneys' fees and expenses.

          9.2     Indemnification  by  QuadraComm. If QuadraComm breaches (or in
                  -------------------------------
the event any third party alleges facts that, if true, would mean QuadraComm has breached) any of its representations, warranties, and agreements contained herein then QuadraComm agrees to indemnify RFS from and against the entirety of any Adverse Consequences RFS may suffer through and after the date of the claim for indemnification resulting from, arising out of, relating to, in the nature of, or caused by the breach (or the alleged breach).

          9.3     Adjustments  to  Purchase  Price. All indemnification payments
                  --------------------------------
under  this  Section  9  shall  be  deemed  adjustments  to  the Purchase Price.

          9.4     Other  Indemnification  Provisions.  The  foregoing
                  ----------------------------------
indemnification provisions are in addition to, and not in derogation of, any statutory, equitable, or common law remedy any Party may have with respect to RFS or the transactions contemplated by this Agreement. Each of the Shareholders hereby agrees that he or it will not make any claim for indemnification against RFS by reason of the fact that he or it was a director, officer, employee, or agent of any such entity or was serving at the request of any such entity as a partner, trustee, director, officer, employee, or agent of another entity (whether such claim is for judgments, damages, penalties, fines, costs, amounts paid in settlement, losses, expenses, or otherwise and whether such claim is pursuant to any statute, charter document, bylaw, agreement, or otherwise) with respect to any action, suit, proceeding, complaint, claim, or demand brought by QuadraComm against such Shareholders (whether such action, suit, proceeding, complaint, claim, or demand is pursuant to this Agreement, applicable law, or otherwise).

     10.     MISCELLANEOUS.
             -------------

          10.1     Nonsurvival  of  Representations,  Warranties and Agreements.
                   ------------------------------------------------------------
All representations, warranties, covenants and agreements of the parties in this Agreement, the RFS Disclosure Schedule, or in any instrument delivered pursuant to this Agreement shall be deemed to be conditions to the Merger and shall not,survive the Effective Time, except for the covenants and or agreements contained in Sections 2.5, 2.6, 2.9, 10.1, 10.2, 10.8, and 10.12, all of Section 5 and the agreements delivered pursuant to this Agreement. Notwithstanding the foregoing, nothing contained in this Section 10.1 shall limit any covenant or agreement that by its own terms contemplates performance after the Effective Time.

          10.2     Press Releases and Public Announcements. No Party shall issue
                   ---------------------------------------
any press release or make any public announcement relating to the subject matter of this Agreement prior to the Closing without the prior written approval of QuadraComm and RFS; provided, however, that any Party may make any public disclosure it believes in good faith is required by applicable law or any listing or trading agreement concerning its publicly-traded securities (in which case the disclosing Party will use its reasonable best efforts to advise the other Parties prior to making the disclosure).

          10.3     No Third-Party Beneficiaries. This Agreement shall not confer
                   ----------------------------
any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns.

          10.4     Entire  Agreement.  This  Agreement  (including the documents
                   -----------------
referred to herein) constitutes the entire agreement among the Parties and supersedes any prior understandings, agreements, or representations by or among the Parties, written or oral, to the extent they related in any way to the subject matter hereof.

          10.5     Succession  and  Assignment.  This Agreement shall be binding
                   ---------------------------
upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of his or its rights, interests, or obligations hereunder without the prior written approval of QuadraComm and the Shareholders.

          10.6     Counterparts.  This  Agreement may be executed in one or more
                   ------------
counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

          10.7     Headings.  The  section  headings contained in this Agreement
                   --------
are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

          10.8     Notices.  All  notices,  requests, demands, claims, and other
                   -------
communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given if (and then two business days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

If  to  RFS:          RF  Scientific,  Inc.
                      5644  Commerce  Drive
                      Orlando,  Florida,  32839
                      Attn:  Jim  Abbott

     Copy  to:        RF  Scientific,  Inc.
                      5644  Commerce  Dr.
                      Orlando,  FL  32839
                      Attn:  Angelo  J.  Miceli

If  to  QuadraComm:   RF  Technologies,  Inc.
                      d/b/a  QuadraComm
                      801  North  Himes,  Suite  310
                      Tampa,  Florida  33614
                      Attn:  Robert  Ellis

     Copy  to:        Ogden  Murphy  Wallace,  PLLC
                      1601  5th  Avenue,  Suite  2100
                      Seattle,  Washington  98101
                      Attn:  James  L.  Vandeberg

Any Party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any
Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.

          10.9     Governing  Law and Venue. This Agreement shall be governed by
                   ------------------------
and construed in accordance with the laws of the State of Florida exclusive of its choice of law provisions. All claims controversies and other matters in question arising out of or related to this Agreement, its amendments or modifications, and any document or Agreement attached to, connected with or related to this Agreement shall be subject to mandatory and binding arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association. Venue for such arbitration shall be Orlando, Florida.

          10.10     Amendments  and  Waivers.  No  amendment of any provision of
                    ------------------------
this Agreement shall be valid unless the same shall be in writing and signed by QuadraComm and the Shareholders. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

          10.11     Severability.  Any  term or provision of this Agreement that
                    ------------
is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

          10.12     Expenses.  Each  of the Parties and RFS will bear his/her or
                    --------
its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby. The Shareholders agree that RFS has not borne or will not bear any of the Shareholders' costs and expenses (including any of their legal fees and expenses) in connection with this Agreement or any of the transactions contemplated hereby.

          10.13     Construction.  The  Parties have participated jointly in the
                    ------------
negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word "including" shall mean including without limitation. The Parties intend that each representation, warranty, and covenant contained herein shall have independent significance. If any Party has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty, or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the Party has not breached shall not detract from or mitigate the fact that the Party is in breach of the first representation, warranty, or covenant.

          10.14     Incorporation  of  Exhibits  and Schedules. The Exhibits and
                    ------------------------------------------
Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

          10.15     Specific  Performance.  Each of the Parties acknowledges and
                    ---------------------
agrees that the other Parties would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each of the Parties agrees that the other Parties shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court of the United States or any state thereof having jurisdiction over the Parties and the matter, in addition to any other remedy to which they may be entitled, at law or in equity.

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.

     QUADRACOMM:

     QuadraComm,  Inc.


          /s/
-----------------------------------
By:  Robert  Ellis
Its: President


     RFS:

     RF  Scientific,  Inc.


          /s/
-----------------------------------
By:  Jim  Abbott
Its: President


     SHAREHOLDERS:


          /s/
-----------------------------------
Jim  Abbott


          /s/
-----------------------------------
A.J.  Miceli

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.

     BUYER:

     RF  Technologies,  Inc.
     d/b/a  QuadraComm,  Inc.


          /s/
-----------------------------------
By:  Robert  Ellis
Its: President


     SELLERS:



          /s/                       Percentage  Interest:                 42.33%
---------------------------------                                     ----------
James  Abbott                       Number  of  Target  Shares:            3175
                                                                    ------------
                                    Principal  of  Buyer  Note:     $105,833.33
                                                                    ------------
                                    Number  of  Buyer  Shares:          211,667
                                                                    ------------


          /s/                       Percentage  Interest:                 42.33%
---------------------------------                                   ------------
Angelo  J.  Miceli                  Number  of  Target  Shares:            3175
                                                                    ------------
                                    Principal  of  Buyer  Note:     $105,833.33
                                                                    ------------
                                    Number  of  Buyer  Shares:          211,667
                                                                    ------------


          /s/                       Percentage  Interest:                 10.00%
---------------------------------                                   ------------
Frankie  S.  Winsett                Number  of  Target  Shares:             750
                                                                    ------------
                                    Principal  of  Buyer  Note:     $ 25,000.00
                                                                    ------------
                                    Number  of  Buyer  Shares:           50,000
                                                                    ------------


          /s/                       Percentage  Interest:                  2.00%
---------------------------------                                   ------------
James  H.  Hummel                   Number  of  Target  Shares:             150
                                                                    ------------
                                    Principal  of  Buyer  Note:     $  5,000.00
                                                                    ------------
                                    Number  of  Buyer  Shares:           10,000
                                                                    ------------


          /s/                       Percentage  Interest:                  2.00%
---------------------------------                                   ------------
Joseph  A.  Calescibetta            Number  of  Target  Shares:             150
                                                                    ------------
                                    Principal  of  Buyer  Note:     $  5,000.00
                                                                    ------------
                                    Number  of  Buyer  Shares:           10,000
                                                                    ------------

          /s/                       Percentage  Interest:                 42.33%
---------------------------------                                   ------------
Hans  L.  Heiduck                   Number  of  Target  Shares:            3175
                                                                    ------------
                                    Principal  of  Buyer  Note:     $105,833.33
                                                                    ------------
                                    Number  of  Buyer  Shares:          211,667
                                                                    ------------


NOTE:

     10/18/00 STOCK PURCHASE AGREEMENT SIGNED ABOVE REVISED ON 11/09/00 TO MERGER AGREEMENT IN ORDER TO ELIMINATE ANY TAX LIABILITY ON STOCK EXCHANGED
UNTIL SUCH TIME AS STOCK IS SOLD OR OTHERWISE DISPOSED. THERE ARE NO OTHER CHANGES OF CONSEQUENCE. INITIAL BELOW APPROVAL OF SAID DOCUMENT SUBSTITUTION.

          /s/
---------------------------------
11-10-00


SELLERS:  ABBOTT          /s/
                   ------------------
          MICELI          /s/
                   ------------------
          WINSETT
                   ------------------
          HUMMEL
                   ------------------
          CALESCIBETTA
                        ------------------
          HEIDUCK
                   ------------------

                                    EXHIBITS

Exhibit  A               Escrow  Instructions
Exhibit  B               Employment  Agreement
Exhibit  C               Form  of  Legal  Opinion

                                    SCHEDULES

Schedule  2.9            Shareholders  Representations  and  Warranties
Schedule  3.1            RFS  Disclosure  Schedule